Exhibit (h)(32)

SPECIAL CUSTODY ACCOUNT AGREEMENT
(Stock and Index Options)
(Short Sales)

THIS AGREEMENT, dated as of September 27, 2017 is by and among U.S. Bank, N.A., in its capacity as custodian hereunder ("Custodian"), ALPS Series Trust – Beacon Planned Return Strategy Fund (“Customer”), Beacon Investment Advisory Services, Inc., as investment advisor to Customer ("IA"), and Jefferies LLC ("Broker").
RECITALS

A. Broker is a securities broker-dealer registered with the Securities and Exchange Commission and a clearing member of The Options Clearing Corporation ("OCC") and is a member of several national securities exchanges.

B. Customer is registered with the Securities and Exchange Commission as an open-end management investment company under the Investment Company Act of 1940, as amended (the "Company Act").

C. Custodian acts as custodian of certain assets of Customer pursuant to an agreement with Customer (the “Custodian Agreement”) and is, and at all times during the term of this Agreement shall remain, qualified under the Custody Rules (as defined below) to act as custodian of Customer's assets.

D. Customer desires from time to time to purchase securities on margin, to sell securities "short" through Broker, and to engage in the purchase and sale of certain OCC Option (as defined herein) contracts and over-the-counter ("OTC") Option contracts through Broker, such margin purchases, short sales and Option transactions being permitted by Customer's investment policies, and for that purpose has opened one or more margin accounts with Broker (each an "Account") and executed Broker's Options Agreement and Prime Brokerage Customer Agreement (collectively, the "Margin Agreement").

E. Customer has appointed IA as an investment adviser and manager over certain of its assets (the "Assets") with authority to engage in the transactions contemplated herein and to act on Customer's behalf in connection with the pledge of assets to Broker to secure performance of Customer's obligations with respect to transactions effected for Customer's account with Broker, as contemplated herein.

F. To facilitate Customer's transactions through Broker, Customer, Custodian and Broker desire to establish procedures for compliance by Broker with Regulation T of the Board of Governors of the Federal Reserve System, FINRA Conduct Rule 4210 and other applicable requirements and for compliance by Customer with Regulation X of the Board of Governors of the Federal Reserve System and other applicable requirements (the "Margin Rules").

G. To assist Broker and Customer in complying with the Margin Rules, as well as the requirements of Section 17(f) of the Investment Company Act relating to custody of assets of Customer (the "Custody Rules"), Custodian is prepared to act as custodian to hold collateral as defined below (in such capacity, Custodian is herein called the "Custodian").

AGREEMENT

1. As used herein, the following terms have the following meanings:

"Adequate Margin" shall mean such Collateral as is adequate in Broker's judgment under the Margin Rules and the internal policies of Broker. Collateral shall be valued by Broker at Broker's sole discretion.

"Advice from Broker" means a written notice sent by Broker to Customer, IA or Custodian, as applicable hereunder, or transmitted to them by electronic transmission, including by email, except that for any of the following purposes it shall mean notice by telephone to a person designated by Customer, IA or Custodian, as applicable, in writing as authorized to receive such Advice or, in the event that no such person is available, to any officer of Customer, IA or Custodian, and confirmed promptly in writing thereafter: (i) for initial or additional Collateral; (ii) notice that an exercise notice filed with OCC has been assigned to Customer; (iii) notice that Customer has failed to give notice of intent to make payment due upon exercise of a Put Option (as defined herein); (iv) notice that Customer has failed to make delivery of securities or currency required to be delivered upon exercise of a Call Option (as defined herein); (v) notice that Customer has failed to pay an Exercise Settlement Amount (as defined herein); or (vi) any notice referred to in Paragraph 10 hereof.  With respect to any short sale or covering purchase transaction, the Advice from Broker shall mean a standard confirmation used by Broker and sent or transmitted to Customer, IA and Custodian. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice sent or transmitted to Custodian by an Authorized Representative of Broker. An Advice from Broker which constitutes a Notice of Exclusive Control may be delivered to Custodian by facsimile.

"Advise" means the act of sending an Advice from Broker.

“Authorized Representative of Broker” means those persons authorized by Broker whose names and signature specimens are listed in Appendix A hereto.

“Authorized Representative of Customer” means those persons authorized by Customer whose names and signature specimens are listed in Appendix B hereto.

"Call Option" means a call option which is issued by the OCC and is cleared by Broker through the OCC, or an OTC call option sold by the Customer to the Broker or sold by the Broker to the Customer.

"Closing Transaction" is a transaction in which (i) Customer purchases securities which have been sold short or (ii) Customer purchases an Option of the same series as an Option previously written by it and still outstanding or in which Customer sells an Option of the same series as an Option previously purchased by it and still outstanding.

"Collateral" means cash, U.S. Government securities, or other domestic securities acceptable to Broker, or in the case of short sales against the box, the long position of such security held by the Customer, which are deposited from time to time in the Special Custody Account.

"Exercise Settlement Amount" means the difference between the aggregate exercise price and the aggregate current index value (as such terms are defined from time to time by the OCC), or the product of the exercise price (expressed as a percentage) specified in such Option and the face amount of the underlying securities covered by such Option, as applicable, plus applicable commissions or other charges.

"Insolvency" means that (i) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (ii) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect, or (iii) any such petition or application has been filed, or any such proceedings has commenced, against the Customer or the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree is not stayed and remains in effect during any thirty (30) day period thereafter.

"Instructions from Customer" or "Instructions" means a written request, direction or certification sent by Customer or by IA on behalf of Customer, to Custodian and/or Broker, as applicable hereunder, or transmitted to them by electronic transmission, including email, and which is reasonably believed by Broker and/or Custodian in good faith to be signed by an Authorized Representative of Customer.

"Instruct" means the act of sending an Instruction from Customer.

“Notice of Exclusive Control” shall mean an Advice from Broker, substantially in the form of Exhibit A hereto, addressed to Custodian and signed by Broker, stating that an event has occurred under the terms of the Margin Agreement (whether referred to as a “Default,” an “Event of Default,” a “Customer Default” or otherwise, howsoever defined therein), the Options Agreement or this Agreement, which permits Broker to exercise exclusive control over the Special Custody Account and all Collateral therein.

"Option" means either a Put Option or a Call Option or both, as the context requires.

"Put Option" means a put option which is issued by the OCC and is cleared by Broker through the OCC, or an OTC put option sold by the Customer to the Broker or sold by the Broker to the Customer.

"Receipt of Payment" means receipt by Custodian on behalf of Broker, of (i) a certified or official bank check; (ii) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Custodian; or (iii) a transfer of funds from any of Customer's accounts maintained at Custodian.

"Receipt of Securities" means receipt by Custodian on behalf of Broker, of (i) securities in proper form for transfer; or (ii) a written or telegraphic advice from a registered clearing agency that securities have been credited to the account of Custodian.

2. From time to time, IA on behalf of Customer may place orders with Broker to purchase securities on margin or for the short sale of securities. Prior to the acceptance of such short sale orders, Broker will notify IA on behalf of Customer of Broker's ability to borrow such securities or other properties, and acceptance of short sale orders will be contingent upon same.

3. Custodian shall open an account on its books which shall be a sub-account of the Customer's custody account. Such sub-account shall be for the benefit of Broker as pledgee of the Customer, and shall be entitled, "Special Custody Account for Jefferies LLC, as pledgee of ALPS Series Trust – Beacon Planned Return Strategy Fund” (the "Special Custody Account"). The Special Custody Account shall be established as a sub-account of Customer's custody account solely for the administrative convenience of Custodian and Customer, and shall not affect Broker's rights with respect to the Collateral as set forth in this Agreement. Customer agrees to instruct Custodian in Instructions from Customer that cash and securities specified by Customer qualifying as Collateral and at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Margin are to be accepted by Custodian for delivery into the Special Custody Account, and identified on Custodian's books and records as pledged to Broker as Collateral. Customer can substitute or exchange Collateral only after IA on behalf of Customer notifies Broker of the contemplated substitution or exchange, and Broker Advises Custodian that such substitution or exchange is acceptable.

4. Customer hereby grants a first priority, unencumbered and continuing security interest to Broker in the Collateral and the proceeds thereof while in the Special Custody Account, to secure Customer’s obligations to Broker under the Margin Agreement and this Agreement.

5. The Collateral (i) will be held by Custodian for Broker as agent of Broker, subject to the terms and conditions of this Agreement, (ii) may be released to Broker only in accordance with the terms set forth herein, and (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or to any other person claiming through Broker, including creditors of Broker. Custodian will hold the Collateral in the Special Custody Account separate and apart from any other property of Customer which may be held by Custodian subject to the interest therein of Broker as the pledgee thereof in accordance with the terms of this Agreement. Such security interest will terminate only at such time as Collateral is released to Broker as provided in Paragraph 10 or withdrawn from the Special Custody Account as provided by Paragraph 8 herein.

Interest, dividends or proceeds attributable to Collateral shall be credited to the Special Custody Account as additional Collateral and shall be held in the Special Custody Account as Collateral until released therefrom or withdrawn in accordance with this Agreement.

Custodian will provide to Broker and Customer access to a secure website pertaining to the Special Custody Account (such secure website, the “Trust Now Essentials website”) which will show all pledges, deliveries, releases or substitutions of Collateral effected hereunder. Custodian will also provide such information to Broker and/or Customer via SWIFT messaging, if so requested by Broker and/or Customer. Custodian will ensure that all information pertaining to the Special Custody Account on the Trust Now Essentials website is kept up to date, and will ensure that it updates the Trust Now Essentials website within one (1) business day of any pledge, delivery, release or substitution of Collateral hereunder. Custodian shall supply Broker and Customer with a monthly statement of Collateral in the Account and transactions in the Account during the preceding month. Such monthly statements will be mailed to each of Broker and Customer. Broker and Customer may each also advise Custodian at any time that they prefer to receive monthly statements through the Trust Now Essentials website.

6. IA and Customer represent and warrant to Broker that securities included at any time in the Collateral shall be in good deliverable form (or Custodian shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities. Securities Collateral may be held at Depository Trust Company ("DTC") or other book-entry depository system in the account of Custodian, except that U.S. Treasury securities may also be held at the Federal Reserve Bank in the account of Custodian. Custodian represents that Collateral will not be subject to any lien, charge, security interest or other right or claim of Custodian or any person claiming through Custodian, other than the security interest of Broker.

7. Custodian will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records for other property of Customer held by Custodian and other property in which Broker has an interest. Customer and Broker acknowledge that Custodian holds securities and cash as custodian for its customers through subcustodians, depositories and deposit-taking banks which maintain omnibus accounts on behalf of customers of Custodian, and which Custodian represents satisfy the requirements of the Custody Rules. Custodian makes no representation as to the attachment or perfection of any security interest herein granted.

8. Customer agrees to maintain Adequate Margin at all times. Broker shall initially, and from time to time, Advise Custodian, IA and Customer of the value of Collateral which is necessary to constitute Adequate Margin. Based upon such Advice from Broker, Custodian shall withdraw from the Special Custody Account Collateral in excess of Adequate Margin and credit the same to Customer's general custody account with Custodian. Broker shall from time to time compute the aggregate net credit or debit balance on Customer's open short sales and Advise Custodian, IA and/or Customer by 2:00 p.m. New York time that day of the amount of the net debit or credit balance, as the case may be. If a net debit balance exists on such day in Customer’s account at Broker, Customer will cause an amount equal to such net debit balance to be delivered to Broker by the close of business on such day. Balances will be appropriately adjusted to reflect each Closing Transaction.

9. It is understood and agreed that IA, when placing with Broker any order to sell short for Customer's account, will designate the order as such, and hereby authorizes Broker to mark such order as being "short," and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long."

10. (a) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more index Call Options sold by Customer has been assigned to Customer through Broker or that Broker has exercised an index Call Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by payment of the applicable Exercise Settlement Amount; or if (iii) Customer, having given such notice, fails to make such payment, then Broker will immediately advise Customer or IA of such failure to give telephone notice or failure to make payment, as applicable, either of which failure shall constitute a Customer Default ( as defined herein), and Broker may deliver a Notice of Exclusive Control to Custodian and direct disposition of the Collateral, and Broker may thereafter pay such Exercise Settlement Amount and sell such of the Collateral as is necessary to reimburse Broker for the payment of such Exercise Settlement Amount under the exercised Call Option, plus applicable commissions or other charges.

(b) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more index Put Options sold by Customer has been assigned to Customer through Broker or that Broker has exercised an index Put Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by making payment of the applicable Exercise Settlement Amount; or if (iii) Customer, having given such notice, fails to make such payment, then Broker will immediately advise Customer or IA of such failure to give telephone notice or make payment, as applicable, either of which failure shall constitute a Customer Default (as defined herein), and Broker may deliver a Notice of Exclusive Control to Custodian and direct disposition of the Collateral, and Broker may thereafter pay such Exercise Settlement Amount and sell such of the Collateral as is necessary to reimburse Broker for the applicable Exercise Settlement Amount, plus applicable commissions or other charges.

(c) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more stock Call Options sold by Customer has been assigned to Customer through Broker or that Broker has exercised a stock Call Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by delivery of the underlying securities; or if (iii) Customer, having given such notice, fails to make delivery of such securities to Broker, against Receipt of Payment of the gross exercise price for such securities less applicable commissions or other charges, then Broker will immediately advise Customer or IA of such failure to give telephone notice or failure to deliver, as applicable, either of which failure shall constitute a Customer Default (as defined herein), and Broker may deliver a Notice of Exclusive Control to Custodian and direct disposition of the Collateral, and Broker may thereafter purchase the securities and sell such of the Collateral as is necessary to reimburse Broker for the purchase of the securities which were deliverable under the exercised Call Option, plus applicable commissions or other charges.

(d) In the event that (i) Broker Advises Customer or IA that an exercise notice filed with OCC with respect to one or more stock Put Options sold by Customer has been assigned to Customer through Broker or that Broker has exercised a stock Put Option sold by Customer; and (ii) Customer or IA does not promptly notify Broker by telephone of Customer's intention to comply with the exercise notice by making payment of the gross exercise price plus applicable commissions or other charges against Receipt of Securities underlying the Put Option; or if (iii) Customer, having given such notice, fails to make such payment, against Receipt of Securities underlying the Put Option, then Broker will immediately advise Customer or IA of such failure to give telephone notice or make payment, as applicable, any of which failure shall constitute a Customer Default (as defined herein), and Broker may deliver a Notice of Exclusive Control to Custodian and direct disposition of the Collateral, and Broker may thereafter make payment of the gross exercise price plus applicable commissions or other charges against Receipt of Securities underlying the Put Option, and sell the securities underlying the Put Option and sell such of the Collateral as is necessary to reimburse Broker for the gross exercise price of the Put Option, plus applicable commissions or other charges.

(e) In the event of a default by Customer, howsoever defined, of any obligation hereunder or under the Margin Agreement, or in the event of Customer's Insolvency (each, a “Customer Default”), Broker will notify Custodian in a Notice of Exclusive Control of such Customer Default. Upon receipt of the Notice of Exclusive Control, Custodian is hereby directed to deal, immediately upon such notification, with Broker as if Broker were the sole and absolute owner of the Special Custody Account and the Collateral, and to follow any instructions from Broker with respect to the Collateral, without any further consent of Customer. Broker may sell or instruct Custodian to sell and deliver to Broker the proceeds of such of the Collateral as in Broker's judgment is reasonably necessary for its own protection, or enter an order to sell any or all of the Collateral and demand delivery by Custodian of the Collateral to cover that sale. Any sale of Collateral made hereunder shall be made in accordance with the provisions of the New York Uniform Commercial Code. Broker covenants, for the benefit of Customer only, that Broker will not instruct Custodian to sell or otherwise transfer Collateral out of the Special Custody Account until after the occurrence of a Customer Default. The foregoing covenant shall in no way constitute a limitation on Custodian’s obligation to act upon receipt of a Notice of Exclusive Control it may receive from Broker. Custodian shall not be required to make any determination as to whether a Customer Default has occurred under this Agreement or the Margin Agreement.

(f) Customer shall remain liable to Broker for any deficiency resulting from such sale of the Collateral, if the proceeds of such sale are less than the amount owing to Broker by Customer. Broker shall promptly advise Customer or IA of any sale of Collateral and of any deficiency remaining, and Customer shall promptly pay the amount of any such deficiency to Broker. If the proceeds of any such sale exceed the amount due to Broker under this Paragraph 10, the excess of the amount due to Broker shall remain in the Special Custody Account as Collateral, unless otherwise released or withdrawn as provided hereunder. Broker and Custodian shall have responsibility for compliance with provisions of this Paragraph 10(f) relating to the manner of sale of any Collateral.

11. Custodian shall be paid for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Custodian.

12. With respect to any losses or liabilities, Custodian shall be protected in acting pursuant to any Instructions received from Customer and/or IA, or Advices received from Broker, or a Notice of Exclusive Control received from Broker, reasonably believed by Custodian in good faith to be genuine and authorized. Customer agrees to indemnify Custodian for, and hold it harmless against, any loss, liability or expense incurred by Custodian, without gross negligence or bad faith on the part of Custodian, arising out of this Agreement.

13. Broker shall not be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker or Custodian hereunder for Customer's account at IA's or Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own gross negligence or bad faith.

14. Custodian shall act only upon receipt of instructions from Broker regarding release of Collateral. Custodian may rely and shall be protected in acting upon any notice, instruction or other communication which it reasonably believes to be genuine and authorized. All securities held in the Special Custody Account shall be identified on Custodian's records as subject to this Agreement, and shall be in a form that permits transfer without additional authorization or consent of Customer.

15. No amendment of this Agreement shall be effective unless in writing and signed by an authorized person of each of the parties hereto.

16. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one and the same instrument.

17. It is agreed, notwithstanding any language to the contrary in Custodian's form of confirmation, that Custodian holds the Collateral as agent of Broker as pledgee and secured party hereunder, and not as escrow agent.

18. Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances, other than to Broker in accordance with the Margin Agreement and this Agreement.

19. Custodian represents that the Collateral will not be subject to any lien, charge, security interest or other right or claim of Custodian. Custodian hereby waives any right, charge, security interest, lien or right to set-off of any kind which it may have or acquire with respect to the Collateral during the term of this Agreement. Custodian further represents that it is not aware of any lien, charge, security interest or other right on the Collateral other than the security interest and lien of Broker as referred to herein. Custodian will immediately advise Broker in writing if it is advised or otherwise becomes aware of any lien, charge, security interest or other right on the Collateral other than the security interest and lien of Broker as referred to herein.

20. Written communications hereunder shall be sent by electronic transmission, including email, or hand delivered as required herein, and when another method of delivery is not specified, may be mailed via the U.S. Postal Service, first class postage prepaid or by certified mail, addressed;

(a)	If to Custodian, to:

U.S Bank, N.A
1555 N. Rivercenter Dr., MK-WI-S302
Milwaukee, WI 53212
Attention: Tom Fuller
Telephone: 414 -905-6118
Facsimile: 866-350-5066
Email: tom.fuller@usbank.com

(b)	If to Customer, to:

Beacon Investment Advisory Services, Inc.
163 Madison Avenue
Morristown, NJ 07960
Attention: Erman Civelek
Telephone: 973-206-7100
Facsimile: 973-410-3111
Email: ecivelek@beacontrust.com

(c)	If to IA:

Beacon Investment Advisory Services, Inc.
163 Madison Avenue
Morristown, NJ 07960
Attention: Erman Civelek
Telephone: 973-206-7100
Facsimile: 973-410-3111
Email: ecivelek@beacontrust.com

(d)	If to Broker, to:

Jefferies LLC
520 Madison Avenue
New York, New York 10022
Attention: John Laub
Telephone: (212) 284-1726
Facsimile: (646) 786-5510
Email: jlaub@jefferies.com

and

Jefferies LLC
101 Hudson Street
Eleventh Floor
Jersey City, New Jersey 07302
Attention: Richard M. Primavera
Phone: 201-761-7792
Facsimile: 646-786-5344
Email: rprimavera@jefferies.com

All Legal Notices:

Attention: General Counsel
Facsimile: (646) 786-5691
Telephone: (212) 284-2300

21.
This Agreement shall be governed by the laws of the State of New York applicable to transactions entered into and to be performed wholly within the State of New York, without regard to the principles of conflict of laws.

22.
Customer, Broker or Custodian may terminate this Agreement upon thirty (30) days’ prior written notice to the other parties hereto, provided, however, that (i) the status of any Collateral pledged to Broker at the time of such notice shall not be affected by such termination until the release of such pledge pursuant to the terms of the Margin Agreement and any applicable laws, rules and regulations, and (ii) the status of any short sales, Options and other transactions then outstanding shall not be affected by such termination. Upon termination of this Agreement or the Custodian Agreement, all assets of Customer held in the Special Custody Account shall be transferred out of the Special Custody Account, as applicable, to another account at Custodian, or to a successor custodian specified by Customer.

23.
If any provision of this Agreement shall be held to be invalid or unenforceable by any court, regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision. The validity of the remaining provisions shall not be affected thereby, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

24.
This Agreement shall be binding on each party hereto and on any successor organization of a party hereto, irrespective of any change in personnel thereof. The Custodian may transfer its rights and duties under this Agreement to any lawful successor to the Custodian under the Custodian Agreement. Otherwise, this Agreement may not be assigned without the written consent of all of the parties hereto.

25.	This Agreement may be executed in one or more counterparts, all of which shall be deemed to constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

U.S. BANK, N.A.

By:	/s/ Michael L. Ceccato
Name:	Michael L. Ceccato
Title:	Vice President

ALPS SERIES TRUST – BEACON PLANNED RETURN STRATEGY FUND

By:	/s/ Jeremy O. May
Name:	Jeremy O. May
Title:	President

BEACON INVESTMENT ADVISORY SERVICES, INC.

By:	/s/ Erman Civelek
Name:	Erman Civelek
Title:	SVP

JEFFERIES LLC

By:	/s/ Dominick Todaro
Name:	Dominick Todaro
Title:	Senior Vice President

Exhibit (h)(32)

EXHIBIT A

[Letterhead of Broker]

[Date]

U.S. Bank, N.A.
1555 N. Rivercenter Drive, MK-WI-S302
Milwaukee, Wisconsin 53212
Attention: Tom Fuller
Email: Tom.Fuller@usbank.com

NOTICE OF EXCLUSIVE CONTROL

Reference is made to that certain Special Custody Account Agreement dated as of September 27, 2017 (as from time to time amended and supplemented, the “Agreement”) among Jefferies LLC (the “Broker”), ALPS Series Trust – Beacon Planned Return Strategy Fund (“Customer”), Beacon Investment Advisory Services Inc. (“Investment Advisor”) and U.S. Bank, N.A. (“Custodian”). Terms used but not defined herein shall have the meanings ascribed in the Agreement.

Broker hereby notifies Custodian that one or more events have occurred under the Margin Agreement or the Agreement which permits Broker to exercise exclusive control over the Collateral in the Special Custody Account. Broker hereby instructs you pursuant to the terms of the Agreement that you (i) shall disregard any instructions or entitlement orders of the Customer, and (ii) unless and until otherwise expressly instructed by Broker in writing, shall exclusively follow the entitlement orders and instructions of Broker.

Very truly yours,

By:
Authorized Signatory of Broker

cc:	ALPS Series Trust – Beacon Planned Return Strategy Fund
Beacon Investment Advisory Services, Inc.

Appendix A

To
Special Custody Account Agreement among
ALPS Series Trust – Beacon Planned Return Strategy Fund,
Beacon Investment Advisory Services, Inc.,
Jefferies LLC and
U.S. Bank, N.A.

Dated as of: September 27, 2017

AUTHORIZED REPRESENTATIVES OF JEFFERIES LLC

I, the undersigned, authorized signatory on behalf of JEFFERIES LLC, DO HEREBY CERTIFY that:

1.
This Appendix A is furnished pursuant to the Special Custody Account Agreement dated as of September 27, 2017 between ALPS Series Trust – Beacon Planned Return Strategy Fund (“Customer”), Beacon Investment Advisory Services, Inc. (“Investment Adviser”), Jefferies LLC (“Broker”) and U.S. Bank, N.A. (“Custodian”).

2.
The persons named below are each hereby designated as an Authorized Representative of Broker, with authority to execute on behalf of Broker and deliver to Custodian all Advices of Broker and Notices of Exclusive Control concerning the Special Custody Account and the Collateral, as such terms are defined in the Agreement:

Name	Telephone/Facsimile	Signature

1. Angelo Corallo	1. 201-761-7612	1.	/s/ Angelo Corallo

2. Michael Plaisant	2. 201-761-7716	2.	/s/ Michael Plaisant

3. Jerrell Smith	3. 201-761-7662	3.	/s/ Jerrell Smith

Authorized by: /s/ Dominick Todaro, as authorized agent of Broker
Name: Dominick Todaro
Title: Senior Vice President

Appendix B

To
Special Custody Account Agreement among
ALPS Series Trust – Beacon Planned Return Strategy Fund,
Beacon Investment Advisory Services Inc.,
Jefferies LLC and
U.S. Bank, N.A.

Dated as of: September 27, 2017

AUTHORIZED REPRESENTATIVES OF ALPS SERIES TRUST – BEACON PLANNED RETURN STRATEGY FUND

I, the undersigned, authorized signatory on behalf of ALPS SERIES TRUST – BEACON PLANNED RETURN STRATEGY FUND, DO HEREBY CERTIFY that:

1.
This Appendix B is furnished pursuant to the Special Custody Account Agreement dated as of September 27, 2017 between ALPS Series Trust – Beacon Planned Return Strategy Fund (“Customer”), Beacon Investment Advisory Services, Inc. (“Investment Adviser”), Jefferies LLC (“Broker”) and U.S. Bank, N.A.(“Custodian”).

2.
The persons named below are each hereby designated as an Authorized Representative of Customer, with authority to execute on behalf of Customer and deliver to Custodian all Instructions from Customer concerning the Special Custody Account and the Collateral, as such terms are defined in the Agreement:

Name	Telephone/Facsimile	Signature
1. Erman Civelek	1. 973-206-7100	1. /s/ Erman Civelek
2. Ken Lenskold	2. 973-206-7100	2. /s/ Ken Lenskold
3. Chris Shagawat	3. 973-206-7100	3. /s/ Chris Shagawat

Authorized By: /s/ Erman Civelek, as authorized agent of Customer
Name: Erman Civelek
Title: SVP